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                     AMERICAN INDEMNITY FINANCIAL CORPORATION        EXHIBIT 11
                                AND SUBSIDIARIES

                     COMPUTATION OF FULLY DILUTED NET INCOME
                     PER COMMON AND COMMON EQUIVALENT SHARE

                                             NINE MONTHS     NINE MONTHS  THREE MONTHS   THREE MONTHS
                                                 ENDED          ENDED         ENDED          ENDED
                                               09-30-97       09-30-96      09-30-97       09-30-96
                                               --------       --------      --------       --------
PRIMARY EARNINGS PER SHARE

  Weighted average shares of common
  stock outstanding                             1,961,360     1,947,910     1,962,410     1,948,610


  Stock options (treasury stock method) (1)         4,294         6,605         4,294         6,605
                                                ---------     ---------     ---------     ---------

  Weighted average shares outstanding
  for primary earnings per share
  computation                                   1,965,654     1,954,515     1,966,704     1,955,215
                                                =========     =========     =========     =========

                    NET INCOME                  $    0.24     $    0.30     $    0.17     $    0.36
                                                =========     =========     =========     =========


FULLY DILUTED EARNINGS PER SHARE

  Weighted average shares of common
  stock outstanding                             1,961,360     1,947,910     1,962,410     1,948,610

  Stock options (treasury stock method) (1)         5,400         6,605         5,400         6,605
                                                ---------     ---------     ---------     ---------
  Weighted average shares outstanding
  for fully diluted computation                 1,966,760     1,954,515     1,967,810     1,955,215
                                                =========     =========     =========     =========


                    NET INCOME                  $    0.24     $    0.30     $    0.17     $    0.36
                                                =========     =========     =========     =========


  (1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.